Exhibit 5.1

Sidley Austin LLP 1000 Louisiana Street Suite 5900 Houston, Texas 77002 +1 713 495 4500 +1 713 495 7799 fax

February 4, 2026

Flowco Holdings Inc.

1300 Post Oak Blvd., Suite 450

Houston, Texas 77056

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Flowco Holdings Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to:

(a)
the registration by the Company of the sale of up to $500,000,000 aggregate offering price of:
(i)
shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”);
(ii)
shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”);
(iii)
warrants to purchase shares of Class A Common Stock or Preferred Stock (the “Warrants”);
(iv)
rights to purchase shares of Class A Common Stock or Preferred Stock (the “Rights”); and
(v)
units (the “Units”), each consisting of two or more types of securities listed in clauses (i) through (iv) above; and
(b)
the registration of 5,251,620 shares of Class A Common Stock that may be offered and sold by the selling stockholders named in the Registration Statement (the “Resale Shares”); and
(c)
the registration of 52,279,225 shares of Class A Common Stock (the “Redemption Shares”) that may be issued upon the redemption of limited liability company units (“LLC Units”) of Flowco MergeCo LLC, a Delaware limited liability company (“Flowco MergeCo”), that may be offered and sold by the selling stockholders named in the Registration Statement.

The Class A Common Stock, the Preferred Stock, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities.”

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February 4, 2026

Unless otherwise specified in the applicable prospectus supplement:

(1)
the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”);
(2)
any Rights will be issued under a rights agreement (the “Rights Agreement”) to be entered into between the Company and a rights agent (the “Rights Agent”); and
(3)
the Units will be issued under a unit agreement (the “Unit Agreement”) to be entered into between the Company and a unit agent (the “Unit Agent”);

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the certificate of incorporation of the Company, as amended to the date hereof (the “Charter”), the bylaws of the Company, as amended to the date hereof (the “Bylaws”), the certificate of formation of Flowco MergeCo, as amended to the date hereof, the limited liability company agreement of Flowco MergeCo, as amended to the date hereof (the “LLC Agreement”), and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
With respect to an offering of shares of Class A Common Stock covered by the Registration Statement, such shares of Class A Common Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Class A Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final

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February 4, 2026

resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the issuance and sale of such shares of Class A Common Stock; and (iv) certificates representing such shares of Class A Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such shares of Class A Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Class A Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.
2.
The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.
3.
Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Class A Common Stock or Preferred Stock issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such

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February 4, 2026

issue of Warrants; (v) if such Warrants are exercisable for Class A Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (vii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.
4.
The Rights will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Rights and the Class A Common Stock or Preferred Stock, as the case may be, issuable upon exercise of such Rights shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Rights Agreement relating to such Rights shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Rights Agent named in the Rights Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of the Rights Agreement and the execution, delivery, issuance and sale of such Rights; (v) if such Rights relate to the issuance and sale of Class A Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Rights relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (vii) certificates representing such Rights shall have been duly executed, countersigned and registered in accordance with the Rights Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Rights Agreement against payment of the agreed consideration therefor.
5.
5. The Units will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Units and the Class A Common Stock, Preferred Stock, Warrants or Rights, as the case may be, included as a component of such Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Unit Agreement relating to such issue of Units shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Unit Agent named in the Unit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of the Unit Agreement and the execution, delivery, issuance and sale of such Units; (v) if such Units relate to the issuance and sale of Class A Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Units relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) if such Units relate to the issuance and sale of Warrants, the actions described in paragraph 3 above shall have been taken; (viii) if such Units relate to the issuance and sale of Rights, the actions described in paragraph 4 above shall have been taken; and (ix) certificates representing such Units shall have

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February 4, 2026

been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.
6.
The Resale Shares are validly issued, fully paid and nonassessable.
7.
The Redemption Shares, when issued in exchange for LLC Units in accordance with the LLC Agreement, will be validly issued, fully paid and nonassessable.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company of the Warrant Agreement, the Rights Agreement and the Unit Agreement, as applicable, and the issuance, sale and delivery of the Securities will not: (A) contravene or violate the Charter or Bylaws; (B) violate any law, rule or regulation applicable to the Company; (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company; or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iv) the Charter and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that each Warrant Agreement, each Rights Agreement and each Unit Agreement will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that: (i) each party to such Instrument (if not a natural person) was duly

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organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto.

This opinion letter is limited to the DGCL, the Delaware Limited Liability Company Act and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP